Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES SOLID FIRST QUARTER RESULTS

–	Mall Tenant Sales Per Square Foot Up 1.2 Percent in the Quarter

–	Trailing 12-Month Releasing Spreads Of 16.3 Percent

–	Average Rent Per Square Foot Up 1 Percent

–	CityOn.Zhengzhou Opened 100 Percent Leased

–	Country Club Plaza Office Tower Sold

–	Quarterly Common Stock Dividend Increased 5 Percent to $0.625 Per Share

BLOOMFIELD HILLS, Mich., April 27, 2017 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2017.

	March 31, 2017 Three Months Ended	March 31, 2016 Three Months Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$17,215 (30.2)%	$24,679
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.28 (31.7)%	$0.41
Funds from Operations (FFO) per diluted common share Growth rate	$0.85 1.2%	$0.84
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.92 (1) 9.5%	$0.84
(1)
Adjusted FFO for the three months ended March 31, 2017 excludes a total of seven cents per diluted share of adjustments, including a restructuring charge, costs associated with shareowner activism, and a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the company’s primary line of credit in February 2017.

“Our first quarter results were strong with Adjusted FFO up nearly 10 percent. This growth was primarily driven by increased rents and recoveries from our tenants,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “We also successfully marked the opening of CityOn.Zhengzhou, our third asset in Asia, which opened 100 percent leased.”

Operating Statistics

For the quarter, comparable center net operating income (NOI), excluding lease cancellation revenue, was up 2.8 percent. “Comparable center NOI met our expectations,” said Mr. Taubman. “Additionally, lease cancellation income was greater than we had anticipated.” Including lease cancellation income, comparable center NOI growth was 3.9 percent.

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Comparable center mall tenant sales per square foot rose 1.2 percent from the first quarter of 2016. Trailing 12-month mall tenant sales per square foot increased 0.9 percent to $776 at March 31, 2017. “Despite the challenging retail environment, we were pleased to see sales per square foot growth for the third consecutive quarter,” said Mr. Taubman.

Average rent per square foot for the quarter was $60.60, up 1 percent from $60.00 in the comparable period last year. Trailing 12-month releasing spreads per square foot for the period ended March 31, 2017 were 16.3 percent.

Ending occupancy in comparable centers was 92.3 percent on March 31, 2017, unchanged from March 31, 2016. Leased space in comparable centers was 93.9 percent on March 31, 2017, down 1.5 percent from March 31, 2016 primarily due to the bankruptcies and closures of Sports Authority and The Limited.

CityOn.Zhengzhou Opened 100 Percent Leased

On March 16, the company opened a new ground-up development in Asia, CityOn.Zhengzhou (Zhengzhou, China). The approximately one million square foot shopping center opened 100 percent leased and is now 100 percent occupied. The center is anchored by a four-level Wangfujing Department Store and includes nearly 200 of today’s most in-demand retailers, restaurants and entertainment venues. One of China’s fastest growing cities, Zhengzhou is a major finance, business and transportation hub in Central China. See The New CityOn.Zhengzhou Shopping Center Opened to Capacity Crowds Today in Henan Province - March 16, 2017.

Financing Activity

In February, the company amended and restated its primary revolving line of credit which included a new, $300 million unsecured term loan and an extension of the $1.1 billion revolving credit facility. The revolving line of credit was extended to February 2021, with two six-month extension options.

Both loans bear interest at a range based on the company’s total leverage ratio. For the revolver, as of March 31, the leverage ratio resulted in an interest rate of LIBOR plus 1.45 percent plus an annual facility fee of 0.225 percent. On the $300 million term loan, as of March 31, the leverage ratio resulted in an interest rate of LIBOR plus 1.6 percent. To reduce its exposure to interest rate fluctuations, the company has entered into forward starting swap agreements which are effective January 2018 through the term loan’s maturity in February 2022. The term loan bears interest at a range of LIBOR plus 1.25 to 1.9 percent. From January 2018 through its maturity date, the LIBOR rate on the $300 million term loan is swapped to a fixed rate of 2.14 percent, which will result in an effective interest rate in the range of 3.39 to 4.04 percent.

In March, the company repaid in full the $302 million construction loan on The Mall of San Juan (San Juan, Puerto Rico), which was scheduled to mature in April 2017. The asset is now unencumbered. The company’s lines of credit were used to repay the loan.

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Country Club Plaza Office Tower Sold

In March, the company’s 50 percent owned Valencia Place office tower located within the Country Club Plaza (Kansas City, Mo.) was sold for $75.2 million. The company’s share of the net proceeds, after transaction costs, was approximately $37 million.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.625 per share of common stock, an increase of 5 percent. Since the company went public in 1992 it has never reduced its common dividend and has increased it 20 times, achieving a 4.4 percent compounded annual growth rate over the period. See Taubman Centers Increases Quarterly Common Dividend 5 Percent to $0.625 Per Share - March 2, 2017.

2017 Guidance

The company is updating its guidance for 2017. 2017 EPS is now expected to be in the range of $1.16 to $1.41 per diluted common share, revised from the previous range of $1.20 to $1.45.

2017 Adjusted FFO, which excludes $0.07 per diluted common share of first quarter adjustments, is expected to be in the range of $3.67 to $3.82 per diluted common share.

2017 FFO, which includes $0.07 per diluted common share of first quarter adjustments, is now expected to be in the range of $3.60 to $3.75 per diluted common share, revised from the previous range of $3.67 to $3.82.

This guidance assumes comparable center NOI growth, including lease cancellation income, of about 3 ½ percent for the year. The company’s previous comparable center NOI growth guidance of about 3 ½ percent excluded lease cancellation income. This guidance assumes the company’s beneficial share of lease cancellation income to be $10 to $12 million, up from the previous estimate of $5 to $6 million. This guidance does not include an assumption for future costs associated with shareowner activism.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statement

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Redevelopments and Disposition

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•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Friday, April 28 to discuss these results, business conditions and the company’s outlook for the remainder of 2017. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

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Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2017 and 2016
(in thousands of dollars, except as indicated)
	Three Months Ended
	2017	2016
Net income	32,759	44,329
Noncontrolling share of income of consolidated joint ventures	(1,444)	(2,521)
Noncontrolling share of income of TRG	(7,790)	(10,899)
Distributions to participating securities of TRG	(571)	(512)
Preferred stock dividends	(5,784)	(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	17,170	24,613
Net income per common share - basic	0.28	0.41
Net income per common share - diluted	0.28	0.41
Beneficial interest in EBITDA - Combined (1)	123,775	108,476
Adjusted Beneficial interest in EBITDA - Combined (1)	126,357	108,476
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	74,426	73,024
Funds from Operations attributable to TCO's common shareowners (1)	52,592	51,597
Funds from Operations per common share - basic (1)	0.87	0.86
Funds from Operations per common share - diluted (1)	0.85	0.84
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	80,235	73,024
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	56,805	51,597
Adjusted Funds from Operations per common share - basic (1)	0.94	0.86
Adjusted Funds from Operations per common share - diluted (1)	0.92	0.84
Weighted average number of common shares outstanding - basic	60,555,466	60,275,004
Weighted average number of common shares outstanding - diluted	61,053,756	60,791,001
Common shares outstanding at end of period	60,685,420	60,342,914
Weighted average units - Operating Partnership - basic	85,533,412	85,337,163
Weighted average units - Operating Partnership - diluted	86,902,964	86,724,422
Units outstanding at end of period - Operating Partnership	85,656,699	85,405,073
Ownership percentage of the Operating Partnership at end of period	70.8%	70.7%
Number of owned shopping centers at end of period	24	20

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	2.8%	5.8%
Net Operating Income including lease cancellation income - growth % (1)(2)	3.9%	4.2%
Average rent per square foot - Consolidated Businesses (3)	62.47	61.83
Average rent per square foot - Unconsolidated Joint Ventures (3)	58.44	57.85
Average rent per square foot - Combined (3)	60.60	60.00
Average rent per square foot growth (3)	1.0%
Ending occupancy - all centers	92.1%	92.5%
Ending occupancy - comparable (3)	92.3%	92.3%
Leased space - all centers	94.5%	95.1%
Leased space - comparable (3)	93.9%	95.4%
Mall tenant sales - all centers (4)	1,388,677	1,202,268
Mall tenant sales - comparable (3)(4)	1,132,245	1,116,329

	12-Months Trailing
	2017	2016
Operating Statistics:
Mall tenant sales - all centers (4)	5,960,023	5,204,499
Mall tenant sales - comparable (3)(4)	5,037,408	4,886,778
Sales per square foot (3)(4)	776	769
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.7%	14.4%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.4%	13.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.5%	14.2%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.2%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.0%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.1%	14.0%

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(1)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months ended March 31, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. In addition, for the three months ended March 31, 2017, FFO was adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary line of credit in February 2017. For the three months ended March 31, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

(2)	Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3)	Statistics exclude non-comparable centers for all periods presented. The March 31, 2016 statistics have been restated to include comparable centers to 2017.

(4)	Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	84,303	83,525	81,977	57,563
Percentage rents	2,575	5,062	2,772	2,032
Expense recoveries	53,012	45,748	47,760	34,372
Management, leasing, and development services	917		1,728
Other	8,276	6,265	5,218	2,796
Total revenues	149,083	140,600	139,455	96,763

EXPENSES:
Maintenance, taxes, utilities, and promotion	39,711	33,714	34,938	23,356
Other operating	19,319	11,403	18,708	3,404
Management, leasing, and development services	579		872
General and administrative	10,751		11,380
Restructuring charge	1,896
Costs associated with shareowner activism	3,500
Interest expense	25,546	30,369	19,128	21,333
Depreciation and amortization	37,711	30,508	29,746	16,006
Total expenses	139,013	105,994	114,772	64,099

Nonoperating income, net	2,779	1,851	1,470	246
	12,849	36,457	26,153	32,910
Income tax expense	(208)	(2,943)	(302)
		33,514
Gain on disposition, net of tax (2)		3,713
		37,227		32,910
Equity in income of Unconsolidated Joint Ventures	20,118		18,478

Net income	32,759		44,329
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,444)		(2,521)
Noncontrolling share of income of TRG	(7,790)		(10,899)
Distributions to participating securities of TRG	(571)		(512)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	17,170		24,613

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	76,106	101,778	75,027	70,249
EBITDA - outside partners' share	(6,246)	(47,863)	(5,892)	(30,908)
Beneficial interest in EBITDA	69,860	53,915	69,135	39,341
Beneficial share of gain on disposition (2)		(2,814)
Beneficial interest expense	(22,571)	(15,781)	(17,176)	(11,528)
Beneficial income tax expense - TRG and TCO	(177)	(1,633)	(302)
Beneficial income tax expense (benefit) - TCO	100		(19)
Non-real estate depreciation	(689)		(643)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	40,739	33,687	45,211	27,813

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	(48)	453	13	457
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		52
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	49		60

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
During the three months ended March 31, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million ($0.7 million at TRG's share) of income tax expense in connection with the sale of the office tower.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended March 31, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	17,170	60,555,466	0.28	24,613	60,275,004	0.41

Add impact of share-based compensation	45	498,290		66	515,997

Net income attributable to TCO common shareowners - diluted	17,215	61,053,756	0.28	24,679	60,791,001	0.41

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add (less) TCO's additional income tax expense (benefit)	100		0.00	(19)		(0.00)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	18,932	61,053,756	0.31	26,277	60,791,001	0.43

Add noncontrolling share of income of TRG	7,790	24,977,946		10,899	25,062,159
Add distributions to participating securities of TRG	571	871,262		512	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	27,293	86,902,964	0.31	37,688	86,724,422	0.43

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,711		0.43	29,746		0.34
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,796)		(0.02)	(1,419)		(0.02)
Share of Unconsolidated Joint Ventures	15,652		0.18	9,335		0.11
Non-real estate depreciation	(689)		(0.01)	(643)		(0.01)

Less beneficial share of gain on disposition, net of tax	(2,083)		(0.02)
Less impact of share-based compensation	(45)		(0.00)	(66)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	74,426	86,902,964	0.86	73,024	86,724,422	0.84

TCO's average ownership percentage of TRG - basic (1)	70.8%			70.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	52,692		0.86	51,578		0.84

Add (less) TCO's additional income tax benefit (expense)	(100)		(0.00)	19		0.00

Funds from Operations attributable to TCO's common shareowners (1)	52,592		0.85	51,597		0.84

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	74,426	86,902,964	0.86	73,024	86,724,422	0.84

Restructuring charge	1,896		0.02
Costs associated with shareowner activism	3,500		0.04
Partial write-off of deferred financing costs	413		0.00

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	80,235	86,902,964	0.92	73,024	86,724,422	0.84

TCO's average ownership percentage of TRG - basic (2)	70.8%			70.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (2)	56,805		0.92	51,578		0.84

Add (less) TCO's additional income tax benefit (expense)				19		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	56,805		0.92	51,597		0.84

(1)
For the three months ended March 31, 2017, Funds from Operations attributable to TCO's common shareowners was $51,761 using TCO's diluted average ownership percentage of TRG of 69.7%. For the three months ended March 31, 2016, Funds from Operations attributable to TCO's common shareowners was $50,772 using TCO's diluted average ownership percentage of TRG of 69.5%.

(2)
For the three months ended March 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $55,909 using TCO's diluted average ownership percentage of TRG of 69.7%. For the three months ended March 31, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $50,772 using TCO's diluted average ownership percentage of TRG of 69.5%.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended March 31, 2017 and 2016
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2017	2016
Net income	32,759	44,329

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,711	29,746
Noncontrolling partners in consolidated joint ventures	(1,796)	(1,419)
Share of Unconsolidated Joint Ventures	15,652	9,335

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	25,546	19,128
Noncontrolling partners in consolidated joint ventures	(2,975)	(1,952)
Share of Unconsolidated Joint Ventures	15,781	11,528
Income tax expense:
Consolidated businesses at 100%	208	302
Noncontrolling partners in consolidated joint ventures	(31)
Share of Unconsolidated Joint Ventures	1,633
Share of income tax expense on disposition	731

Less noncontrolling share of income of consolidated joint ventures	(1,444)	(2,521)

Beneficial interest in EBITDA	123,775	108,476

TCO's average ownership percentage of TRG - basic	70.8%	70.6%

Beneficial interest in EBITDA attributable to TCO	87,630	76,618

Beneficial interest in EBITDA	123,775	108,476

Add (less):
Restructuring charge	1,896
Costs associated with shareowner activism	3,500
Beneficial share of gain on disposition	(2,814)

Adjusted Beneficial interest in EBITDA	126,357	108,476

TCO's average ownership percentage of TRG - basic	70.8%	70.6%

Adjusted Beneficial interest in EBITDA attributable to TCO	89,458	76,618

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended March 31, 2017, 2016, and 2015
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2017		2016		2016		2015
Net income	32,759		44,329		44,329		51,000

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,711		29,746		29,746		24,041
Noncontrolling partners in consolidated joint ventures	(1,796)		(1,419)		(1,419)		(1,084)
Share of Unconsolidated Joint Ventures	15,652		9,335		9,335		8,068

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	25,546		19,128		19,128		13,525
Noncontrolling partners in consolidated joint ventures	(2,975)		(1,952)		(1,952)		(1,654)
Share of Unconsolidated Joint Ventures	15,781		11,528		11,528		11,363
Share of income tax expense:
Consolidated businesses at 100%	208		302		302		838
Noncontrolling partners in consolidated joint ventures	(31)
Share of Unconsolidated Joint Ventures	1,633
Share of income tax expense on disposition	731

Less noncontrolling share of income of consolidated joint ventures	(1,444)		(2,521)		(2,521)		(2,591)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,246		5,892		5,892		5,329
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	47,863		30,908		30,908		28,487

EBITDA at 100%	177,884		145,276		145,276		137,322

Add (less) items excluded from shopping center NOI:
General and administrative expenses	10,751		11,380		11,380		11,925
Management, leasing, and development services, net	(338)		(856)		(856)		(1,827)
Restructuring charge	1,896
Costs associated with shareowner activism	3,500
Straight-line of rents	(1,470)		(1,114)		(1,114)		(720)
Gain on disposition	(4,445)
Gains on sales of peripheral land	(1,668)		(403)		(403)
Dividend income	(1,033)		(944)		(944)		(826)
Interest income	(2,032)		(512)		(512)		(666)
Other nonoperating expense	103		143		143		238
Unallocated operating expenses and other	7,322		10,028		10,028		8,558

NOI - all centers at 100%	190,470		162,998		162,998		154,004

Less NOI of non-comparable centers	(34,310)	(1)	(12,650)	(2)	(13,881)	(3)	(10,929)	(4)

NOI at 100% - comparable centers	156,160		150,348		149,117		143,075

NOI - growth %	3.9%				4.2%

NOI at 100% - comparable centers	156,160		150,348		149,117		143,075

Lease cancellation income	(3,608)		(1,975)		(1,975)		(3,945)

NOI at 100% - comparable centers excluding lease cancellation income	152,552		148,373		147,142		139,130

NOI at 100% excluding lease cancellation income - growth %	2.8%				5.8%

(1)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, and Starfield Hanam.
(2)	Includes Beverly Center and Country Club Plaza.
(3)	Includes Beverly Center, Country Club Plaza, and The Mall of San Juan.
(4)	Includes Beverly Center and The Mall of San Juan.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2017 and December 31, 2016
(in thousands of dollars)
	As of
	March 31, 2017	December 31, 2016
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	4,231,943	4,173,954
Accumulated depreciation and amortization	(1,179,741)	(1,147,390)
	3,052,202	3,026,564
Investment in Unconsolidated Joint Ventures	572,982	604,808
Cash and cash equivalents	51,129	40,603
Restricted cash	12,410	932
Accounts and notes receivable, net	62,137	60,174
Accounts receivable from related parties	2,748	2,103
Deferred charges and other assets	291,249	275,728
	4,044,857	4,010,912
Liabilities:
Notes payable, net	3,287,968	3,255,512
Accounts payable and accrued liabilities	327,384	336,536
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	504,903	480,863
	4,120,255	4,072,911

Redeemable noncontrolling interest	8,970	8,704

Equity (Deficit):
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	607	604
Additional paid-in capital	662,506	657,281
Accumulated other comprehensive income (loss)	(28,930)	(35,916)
Dividends in excess of net income	(570,535)	(549,914)
	63,673	72,080
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(155,960)	(155,919)
Noncontrolling interests in partnership equity of TRG	7,919	13,136
	(148,041)	(142,783)
	(84,368)	(70,703)
	4,044,857	4,010,912

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	3,356,646	3,371,216
Accumulated depreciation and amortization	(680,435)	(661,611)
	2,676,211	2,709,605
Cash and cash equivalents	75,178	83,882
Accounts and notes receivable, net	109,788	87,612
Deferred charges and other assets	54,225	67,167
	2,915,402	2,948,266
Liabilities:
Notes payable, net (2)	2,772,089	2,706,628
Accounts payable and other liabilities	362,092	359,814
	3,134,181	3,066,442
Accumulated deficiency in assets:
Accumulated deficiency in assets - TRG	(209,094)	(145,679)
Accumulated deficiency in assets - Joint Venture Partners	18,308	81,217
Accumulated other comprehensive loss - TRG	(11,310)	(20,547)
Accumulated other comprehensive loss - Joint Venture Partners	(16,683)	(33,167)
	(218,779)	(118,176)
	2,915,402	2,948,266

(1)	Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou as of March 31, 2017 and December 31, 2016.
(2)
The balances presented exclude the construction financing outstanding for CityOn.Zhengzhou of $71.2 million ($34.9 million at TRG's share) and $70.5 million ($34.5 million at TRG's share) as of March 31, 2017 and December 31, 2016, respectively.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2017

Adjusted Funds from Operations per common share	3.67	3.82

Restructuring charge	(0.02)	(0.03)

Costs associated with shareowner activism (1)	(0.04)	(0.04)

Partial write-off of deferred financing costs	(0.00)	(0.00)

Funds from Operations per common share	3.60	3.75

Gain on disposition, net of tax	0.02	0.02

Real estate depreciation - TRG	(2.34)	(2.23)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.16	1.41

(1)	Amount represents actual expense recognized through the first quarter of 2017. Amount does not include future assumptions of costs to be incurred.